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                                                          Exhibit 26(h)(18)(iv)

                  AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

       This Amendment No. 3 to the Participation Agreement (the "Amendment") is made and entered into as of December 1, 2012, by and among Minnesota Life Insurance Company (the "Company"), on its own behalf and on behalf of each separate account of the Company (each an "Account") identified in the Participation Agreement (as defined below), Financial Investors Variable Insurance Trust, (the "Fund"); ALPS Advisors, Inc., (the "Adviser"); and ALPS Distributors, Inc., (the "Distributor").

   WHEREAS, the Company, the Fund, the Adviser and the Distributor have entered into a Participation Agreement dated as of July 1, 2007, as such agreement may be amended from time to time (the "Participation Agreement"); and

   WHEREAS, the Company, the Fund, the Adviser, and the Distributor wish to amend the Participation Agreement in certain respects as set forth below.

   NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund, the Distributor, and the Adviser agree to amend the Participation Agreement as follows:

   1. Schedule A of the Participation Agreement is deleted and replaced with the attached Schedule A.

   2. Except as provided herein, the Participation Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

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MINNESOTA LIFE INSURANCE COMPANY

By:     /s/ Bruce Shay
        -------------------------
Name:   Bruce Shay
        -------------------------
Title:  Executive Vice President
        -------------------------

FINANCIAL INVESTORS VARIABLE
INSURANCE TRUST

By:     /s/ David Buhler
        -------------------------
Name:   David Buhler
        -------------------------
Title:  Secretary
        -------------------------

ALPS ADVISORS, INC.

By:     /s/ Thomas A. Carter
        -------------------------
Name:   Thomas A. Carter
        -------------------------
Title:  President
        -------------------------

ALPS DISTRIBUTORS, INC.

By:     /s/ Tane T. Tyler
        -------------------------
Name:   Tane T. Tyler
        -------------------------
Title:  Assistant Secretary
        -------------------------

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                            PARTICIPATION AGREEMENT
                                  SCHEDULE A

The following Separate Accounts and Associated Contracts of Minnesota Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT    NAME OF SEPARATE ACCOUNT
------------------------------------    ------------------------

MultiOption Advisor                     Variable Annuity Account
MultiOption Legend
MultiOption Extra
MultiOption Guide

Minnesota Life Accumulator VUL          Minnesota Life Individual Variable
                                        Universal Life Account
ML Premier Variable Universal Life

Variable Adjustable Life (VAL)          Minnesota Life Variable Life Account
Variable Adjustable Life Second Death
(VAL-SD)
Variable Adjustable Life Horizon (VAL
Horizon)
Variable Adjustable Life Summit (VAL
Summit)
Variable Adjustable Life Survivor (VAL
Survivor)